UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

POLISHED.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY 11214

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	POL	NYSE American LLC
Warrants to Purchase Common Stock	POL WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On December 20, 2022, Polished.com Inc. (the “Company”) received a letter (the “Letter”) from the Company’s independent registered public accounting firm, Friedman LLP (“Friedman”), informing the Company of its decision to resign effective December 20, 2022 as the auditors of the Company.

In the Letter, Friedman advised the Company that based on the results of the Company’s Board of Directors (the “Board”) internal investigation as reported to Friedman, it appears there may be material adjustments and/or disclosures necessary to previously reported financial information. Additionally, the Board’s internal investigation has identified facts, that if further investigated by Friedman, might cause Friedman to no longer to be able to rely on the representations of (i) management that was in place at the time Friedman issued its audit report for the year ended December 31, 2021, or (ii) management that was in place at the time of Friedman’s association with the quarterly financial statements for the periods ended June 30, 2021, September 30, 2021 and March 31, 2022. Prior to the Letter, in the past two years, the Company had not received from Friedman an adverse opinion or a disclaimer of opinion, and their opinion was not qualified or modified as to uncertainty, audit scope, or accounting principles. The resignation by Friedman was neither recommended nor approved by the audit committee of the Board (the “Audit Committee”) or the Board and there were no disagreements with management and Friedman. Friedman had previously reported a material weakness to the Audit Committee, which was included on the Company’s Form 10-K for the year ended December 31, 2021, filed on March 31, 2022, regarding the ineffectiveness of the Company’s internal controls over financial reporting.

In connection with the Letter, Friedman advised us that it is withdrawing its previously issued audit opinion on our December 31, 2021 consolidated financial statements, issued on March 31, 2022, and declined to be associated with the quarterly financial statements for the periods ended June 30, 2021, September 30, 2021, and March 31, 2022, filed on August 8, 2021, November 16, 2021 and May 12, 2022, respectively.

The Company has provided Friedman with a copy of the disclosures in this Current Report on Form 8-K prior to filing with the SEC. A copy of Friedman’s letter, stating it agrees with the statements as set forth above, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On December 26, 2022, the Audit Committee approved the engagement of Sadler, Gibb & Associates, LLC (“Sadler”) as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021.

During the fiscal years ended December 31, 2021 and 2020, and during the subsequent interim period through December 22, 2022, neither the Company nor anyone on its behalf consulted with Sadler regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, of the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Sadler concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The information set forth below in Item 8.01 is hereby incorporated by reference in this Item 4.01.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The information set forth above in Item 4.01 and below in Item 8.01 is hereby incorporated by reference in this Item 4.02. The Audit Committee intends to discuss the matters disclosed in this Current Report on Form 8-K with Friedman.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2022, the Company and Albert Fouerti (a member of the Registrant’s Board of Directors and the former Chief Executive Officer of the Company), entered into a Settlement Agreement (the “Settlement Agreement”) pursuant to which Mr. Fouerti has agreed to reimburse the Company for substantially all of (i) the non-Company related expenses that were charged to the Company and (ii) the costs pertaining to the internal investigation. Mr. Fouerti has also agreed to certain non-compete, non-solicitation and other customary arrangements.

A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Information.

On December 22, 2022, the Company issued a press release announcing that the Board had completed its assessment of the results of the Audit Committee’s previously disclosed internal investigation. The investigation, which was supported by independent legal counsel and advisors, produced key findings pertaining to the Company’s business operations under former management during the 2021-2022 period.

At the Board’s direction, the Company’s new management has undertaken its own review of prior management’s practices and representations. Based on a preliminary review and presently available information, the Company does not expect any material restatement of its fiscal year 2021 financial results. The Company does, however, expect to restate the first quarter of fiscal year 2022, reflecting a reduction in revenue of $6 million to $8 million and a related reduction in cost of goods sold of $5 million to $7 million. The likely result for the quarter is a decline in gross margin and a reduction in income from operations (before income taxes) of $1 million to $2 million.

The investigation, its conclusions and remedial actions are described more fully in its press release dated December 22, 2022, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Settlement Agreement, dated December 21, 2022, between Albert Fouerti and Polished.com Inc.

16.1	Letter from Friedman LLP dated December 27, 2022

99.1	Press Release dated December 22, 2022, issued by Polished.com Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain confidential information contained in this exhibit has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLISHED.COM INC.

By:	/s/ J.E. “Rick” Bunka
Name:	J.E. “Rick” Bunka
Title:	Interim Chief Executive Officer

Dated:    December 27, 2022

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